Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Critical Metals Corp. on Form F-3 of our report dated October 3, 2025, with respect to the audit of the consolidated financial statements of Critical Metals Corp. for the year ended June 30, 2025 included in the Annual Report on Form 20-F as of June 30, 2025 (as amended). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

October 20, 2025